Exhibit 99.3
Doble Engineering Company
2007 Income Statement Summary (Unaudited)
Nine Months Ended September 30, 2007

Amount

Net Revenues	$58,613,153

Cost of Revenues:
Cost of Services	11,126,754
Cost of Sales	9,488,326
Manufacturing Variance	(137,488)

20,477,593

Gross Profit	38,135,560

Net Gain on Sale of Equipment	1,013,081

Operating Expenses:
Marketing and Selling	8,560,951
Engineering and Development	4,641,859
General and Administrative	4,497,697
Information Technology	802,115
Employee Profit Sharing	1,413,142

Total	19,915,764

Operating Income	19,232,876

Net Interest and Dividends	401,434
Gain on Sale of Investments	718

Total	402,152

Income before Tax and Incentives	19,635,029

Incentive Compensation	1,414,100

Income Before Tax	18,220,929

Income Tax Provision	6,277,713

Net Income	$11,943,216